SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND III
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                           See Exhibit 1
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

 120 East Liberty Drive, Suite 400,
           Wheaton, Illinois                              60187
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(Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED

   Common Shares of Beneficial Interest,                 NYSE Arca.
        $0.01 par value per share,
                    of
   First Trust Merger Arbitrage ETF


If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- [ X ]

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(g)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction A. (d), check the following box.-- [   ]

Securities Act registration statement file number to which this form relates:
333-210186.


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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of First Trust Merger Arbitrage ETF (the "Fund"), a series of First Trust Exchange-Traded Fund III (the "Registrant"). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-176976 and 811-22245), filed with the Securities and Exchange Commission on January 31, 2020. Such description is incorporated by reference herein.

ITEM 2. EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.


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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      FIRST TRUST EXCHANGE-TRADED FUND III

                                      By: /s/ W. Scott Jardine
                                          -------------------------------------
                                          W. Scott Jardine, Secretary

February 3, 2020


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                                     Exhibit 1

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                 FUND                       I.R.S. EMPLOYER IDENTIFICATION NO.
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First Trust Merger Arbitrage ETF                        84-3875419
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